Exhibit 10.2

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is dated as of April 16, 2007, by and between Saflink Corporation, a Delaware corporation (“Seller”), and FLO Corporation, a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, pursuant to that certain Asset Purchase and Contribution Agreement, dated as of April 16, 2007, by and between Buyer and Seller (the “Asset Purchase Agreement”), Seller has sold, and Buyer has purchased all of the assets of Seller used in its Registered Traveler business (the “Business”), including the intellectual property rights of Seller used in the Business; and

WHEREAS, in connection therewith, Buyer desires, and Seller agrees, that the Business shall continue to operate in its current facility, with Seller’s employees providing certain services to Buyer until Buyer has had the opportunity, with the assistance and cooperation of Seller, to complete the transition of the Business to Buyer; and

WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Asset Purchase Agreement:

AGREEMENT

NOW, THEREFORE, in consideration of the promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1. Transition Services. Seller agrees, during the term of this Agreement (as set forth in Section 9 below (the “Transition Period”)), to provide the services set forth on Schedule I (together, the “Services,” and each individual activity, a “Service”), for so long as requested by Buyer. Seller shall use commercially reasonable efforts to provide the Services during the Transition Period, in each case in a workmanlike and professional manner and consistent with industry practices for such Services.

2. Reimbursement of Costs. Subject to Section 3 (with respect to employees), Buyer agrees to reimburse Seller for the costs it incurs in providing the Services under this Agreement that (a) are reasonable, (b) consistent with the past practice of the Business, (c) not related-party payments or payments to Affiliates of Seller or its shareholders, and (d) do not exceed the amounts set forth on Schedule I (unless approved in writing by Buyer). Buyer will promptly reimburse Seller upon receipt of such bills or invoices, subject to receiving, if requested, appropriate support documentation for such bills and invoices. Seller will bill Buyer no less frequently than monthly for costs incurred hereunder.

3. Employees.

(a) Buyer may offer employment to some of Seller’s employees. Buyer will give Seller notice of the employees it intends to hire as soon as reasonably practicable.

(b) Seller will use commercially reasonable efforts to continue to employ any of the individuals performing Services during the Transition Period as directed by Buyer, unless Buyer has not given Seller notice that it intends to offer employment to a particular employee and such employee is no longer needed for the continued operation of the Business or the Services provided hereunder. Notwithstanding the foregoing, Seller shall not be prohibited from terminating any of its employees for cause.

(c) Buyer will reimburse Seller monthly for a portion of the costs of employing each individual performing the Services, based on the percentage of such employee’s working hours that he or she has dedicated to performing the Services, up to and during the day on which the applicable individual’s employment with Seller has terminated, but otherwise shall not have any further liability to Seller with respect to such individual. For purposes of the prior sentence, the parties agree that the “costs of employing each individual performing the Services” shall be 130% of the base salary of each such employee.

(d) Subject to Section 3(c), in the event that any individual performing Services is not meeting the performance standard set forth in Section 1 of this Agreement, Buyer may terminate such Service (and, at Buyer’s option, all other Services to be performed by such employee) upon written notice to Seller.

(e) For federal and state income tax purposes, Seller will continue to be considered the employer of the employees until Buyer formally hires the employees as Buyer’s employees, pursuant to written offers of employment, and until such time Seller shall be solely responsible for filing all tax returns with respect to its employment of its employees.

4. Administrative Systems; Books and Records. Seller will assist Buyer in accessing and utilizing the administrative systems of the Business, including its information technology systems, and accessing, utilizing, and understanding the books and records of its business.

5. Trademarks and Tradenames. During the term of this Agreement, Buyer agrees that Seller will be able to continue to use the trademarks and tradenames Buyer purchased pursuant to the Asset Purchase Agreement solely for the purposes of fulfilling Seller’s obligations under this Agreement, and pursuant to any written direction Buyer provides Seller. Buyer may condition on any basis or terminate Seller’s use of any trademarks or tradenames of the Business at any time upon written notice.

6. Cooperation. The parties agree to cooperate with each other and act reasonably and in good faith for all purposes in carrying out the terms of this Agreement. Buyer and Seller agree to meet regularly to review the performance of the terms and conditions of this Agreement and the Services provided hereunder.

7. Term of Agreement. The term of this Agreement shall commence on the date hereof and shall continue until terminated as provided in Section 9.

8. Termination.

(a) Termination by Buyer. Any particular Service or all Services provided by Seller hereunder may be terminated by Buyer upon prior written notice to Seller (and once all Services are terminated, this Agreement shall terminate). As soon as reasonably practicable following receipt of any such notice, Seller shall advise Buyer as to whether termination of the applicable Service will require the termination or partial termination of, or otherwise affect the provision of, any other Services. If such is the case, Buyer may withdraw its termination notice. Otherwise, such termination shall be final.

(b) Termination by Seller. Seller may terminate this Agreement (i) with or without cause at any time at least 90 days after the date of this Agreement, or (ii) if Buyer breaches the payment obligations of this Agreement and fails to remedy such breach within thirty (30) days written notice from Seller.

(c) Effect of Termination. Upon termination or expiration of this Agreement for any reason, Seller shall cease providing the Services and Buyer shall promptly pay all accrued but unpaid amounts to Seller. The terms and conditions of this Agreement that, by their terms, require performance following the termination or expiration of this Agreement shall survive such termination or expiration, including without limitation, Section 2 (Reimbursement of Costs), Section 6 (Space), Section 9(c) (Effect of Termination), and Section 10 (General Provisions).

9. General Provisions.

(a) Assignment. Nether party may assign any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

(c) Dispute Resolution. In the event of any dispute or disagreement between Seller and Buyer as to the interpretation of any provision of this Agreement (or the performance of obligations hereunder), the matter, upon written request of either party, shall be referred to representatives of the parties for decision, each party being represented by a senior executive officer who has no direct operational responsibility for the matters contemplated by this Agreement (the “Representatives”). The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within ten (10) calendar days after reference of the matter to them, each of Seller and Buyer shall be free to exercise the remedies available to it under applicable law. The use of any alternative dispute resolution procedures will not be construed under the doctrine of laches, estoppel or waiver to adversely affect the rights of either party. Nothing in this Section shall prevent either party from resorting to judicial proceedings if (i) good faith efforts to resolve the dispute under these procedures have been unsuccessful, or (ii) interim relief from a court is necessary to prevent serious and irreparable injury to one party or the other.

(d) Counterparts. This Agreement may be executed in one or more counterparts, including counterparts transmitted by facsimile, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(e) Notices. Unless otherwise indicated herein, all notices, requests, demands or other communications to the respective parties hereto shall be deemed to have been given or made when deposited in the mails, registered or certified mail, return receipt requested, postage prepaid, or by means of overnight delivery service when delivered to such service addressed or by facsimile to the respective party at the following address:

To Seller:	Saflink Corporation 12413 Willows Road NE, Suite 300 Kirkland, WA 98034 Attn: Jeffrey T. Dick Facsimile: [425-278-1299]

To Buyer:	FLO Corporation 12413 Willows Road NE, Suite 300 Kirkland, WA 98034 Attn: Glenn Argenbright Facsimile: [425-278-1300]

(f) Modification, Nonwaiver, Severability. No alleged waiver, modification or amendment to this Agreement or any appendix hereto shall be effective against either party hereto, unless in writing, signed by the party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended. The failure or delay of either party to insist upon the other party’s strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege, or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or remedy; provided, however, that the obligations and duties of either party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

(g) Interpretation. The headings and captions contained in this Agreement and any attachments hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word “including” herein shall mean “including without limitation.”

(h) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

(i) Entire Agreement. This Agreement, the Asset Purchase Agreement, each of the agreements referenced therein and each of the exhibits, schedules and annexes attached hereto and thereto contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

(j) Relationship of Parties. Each party is and will remain at all times an independent contractor of the other party in the performance of all services hereunder. In all matters relating to this Agreement, each party hereto will be solely responsible for the acts of its employees and agents, and employees or agents of one party shall not be considered employees or agents of the other party. Except as specifically provided herein, none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other parties, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individual equally responsible only for its obligations as set forth in this Agreement.

(k) Compliance with Laws. Each party will comply with all applicable laws, rules, ordinances and regulations of any governmental entity or regulatory agency governing the Services to be provided hereunder. Neither party will take any action in violation of any applicable law, rule, ordinance or regulation that could result in liability being imposed on any other party.

(l) Force Majeure. If Seller is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental authority, riot, war, acts of terror, rebellion or other causes beyond the reasonable control of Seller or other acts of God, then upon written notice to Buyer, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and Seller shall have no liability to Buyer or any other party in connection therewith. Seller shall make all reasonable efforts to remove such disability as soon as reasonably practicable but in no event later than thirty (30) days after the occurrence of such disability. In the event Seller is unable to remove such disability within such thirty (30) day period, Seller shall have the right to terminate this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first set forth above.

SELLER		BUYER

SAFLINK CORPORATION		FLO CORPORATION

By:	/s/ Jeffrey T. Dick	By:	/s/ Glenn Argenbright
Name:	Jeffrey T. Dick	Name:	Glenn Argenbright
Title:	CFO	Title:	President